                                                                    Exhibit 23.5
                                                                    ------------


                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors and Shareholders of
Telewest Communications plc:

We consent to the incorporation by reference in the registration statement on Form S-8 of Tele-Communications, Inc. of our report, dated March 19, 1998, relating to the consolidated balance sheet of Telewest Communications plc and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations and cash flows for each of the years in the three year period ended December 31, 1997, which report appears in the December 31, 1997 Annual Report on Form 10-K of Tele-Communications, Inc.


                                  /s/ KPMG Audit Plc
                                  KPMG Audit Plc
                                  Chartered Accountants
                                  Registered Auditors


London, England
June 22, 1998